 EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Announces Relocation and Expansion of Nevada Production and Corporate Update

VANCOUVER, B.C., CANADA (April 26, 2019) – Body and Mind Inc. (CSE: BAMM, OTC PINK: BMMJ) (the “Company” or “BaM”) a multi-state operator, is pleased to announce it has signed a long term lease to relocate its production facility to a new campus located within one mile of the Pepper Lane cultivation facility.  The new facility is approximately 7,500 square feet and is anticipated to be operational within 90 days pending license transfer approvals from local and state authorities. The Company plans to move the current production licence and will not need to apply for a new license to produce edibles, oils and extracts.

BaM will introduce new mechanization and automation equipment to support expansion of the BaM product lines, SKU’s, and efficiencies.  The Company is currently testing new edible, oil and extraction products that upon successful testing will be manufactured at the new facility and marketed under the Body and Mind marquis life style brand.

“This is an exciting development for BaM as our production output has been limited by space constraints.  The new facility will enable us to meet the increased demand for our products, allow us to better serve our distribution partners, and allow us to introduce new products.  It is anticipated that the BaM product lines will be introduced into the other states in which we have a presence in the near term,” stated Robert Hasman, President of Nevada Medical Group LLC and board member of Body and Mind.

The Company is pleased to provide a corporate update on multi-state initiatives:

Arkansas

•	Architectural drawings and engineering of our retail store are pending completion and submission to local permitting authorities has begun. Pending approval, we will commence construction and anticipate opening in Q3 of 2019. Capex is anticipated to be approximately USD $1.5m.

•	The store will be branded under a new corporate marketing initiative using the “Body and Mind” dispensary brand.

Ohio

•	Retail operations commenced in February of this year. Customers visits and total sales have been steadily rising.

•	Margins are improving as optimization initiatives are taking hold.

California

•	BaM continues to hold its investment in a convertible equity instrument into GLDH announced November 28, 2018. The deal has since been amended from 89.75% to 100% of the shares in GLDH and BaM maintains the option to convert at any time.

•	BaM and GLDH continue to work toward a definitive agreement as state licensing remains complex. BaM is working with a top California cannabis attorney to create an optimal structure.

•	GLDH’s 100% owned Long Beach store has recently received an adult use permit.

•	GLDH’s minority equity interest in ShowGrow Las Vegas is under dispute among the Las Vegas members and as such, GLDH and BaM are contemplating removing the asset from the pending definitive agreement and removing the corresponding consideration from BaM for this asset.

•	BaM’s 100% owned California subsidiaries in conjunction with an equity partnership group have recently applied for two new retail licenses in California. via application.

•	BaM is actively assessing a number of opportunities throughout the state to expand the Body and Mind brand.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills

778-389-0007

mmills@bamcannabis.com

About Body and Mind

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges and Lucid Mood offerings. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup. BaM continues to expand operations in Nevada, Arkansas, Ohio and its investment in California and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.